Exhibit 99.1

Primis Financial Corp. Reports Earnings per Share for the Fourth Quarter of 2023

Announces Investment in Panacea Financial Holdings, Inc.

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Thursday, January 25, 2024

McLean, Virginia, January 25, 2024 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported net income available to common shareholders of $8.1 million or $0.33 per diluted share for the quarter ended December 31, 2023, compared to net income available to common shareholders of $3.0 million or $0.12 per diluted share for the quarter ended December 31, 2022. For the year-to-date period in 2023, the Company reported earnings available to common and diluted earnings per share of $9.9 million and $0.40, respectively, compared to $17.5 million and $0.71, respectively, in the same period in 2022. Earnings for the year-to-date period in 2023 include $13.0 million or $0.53 per diluted share of after-tax nonrecurring charges and goodwill impairment.

Investment in Panacea Financial Holdings, Inc.

Panacea Financial Holdings, Inc. (“PFH”) is a separate legal entity that owns the rights to the Panacea Financial brand and intellectual property with a goal of growing and monetizing those assets. The Panacea Financial Division of Primis Bank has a partnership agreement with PFH and is the primary bank partner as of year-end 2023. In late December 2023, PFH completed a $24.5 million Series B financing round lead by a global venture capital firm. Proceeds from the raise will allow PFH to further invest in its strong brand and product offerings including upgraded technology platforms to further serve customers. As part of the financing round, Primis acquired approximately 19% of PFH for an immaterial purchase price due to previous operating losses in the Panacea Financial Division. At December 31, 2023, the implied fair market value of Primis’ investment in PFH based on the capital raise valuation was approximately $20 million.

Dennis J. Zember, Jr., President and Chief Executive Officer of Primis commented, “We are excited that the hard work of the Panacea and Primis Bank teams has resulted in a very successful capital raise with sophisticated investors. This is a tremendous vote of confidence in what we have been building over the past three years and will allow the Panacea team to keep building out their brand and capabilities while taking their business to the next level. Importantly, Panacea’s material improvement in profitability during 2023 combined with this infusion of capital immediately improves the level and reliability of earnings that Primis Bank will enjoy from the relationship and should be very accretive to future operations.”

"Primis has been a tremendous partner since we launched Panacea in late 2020 and we are thrilled to announce the successful completion of our Series B funding round," said Tyler Stafford, CFA, CEO and Co-founder of Panacea Financial. "Our goal is to build a widely diversified and deeply integrated suite of financial products and services for doctors, their practices, and ultimately the broader healthcare industry. Both Panacea and Primis are excited about what we can accomplish together.”

Because of the substantial activities between PFH and the Panacea Financial Division of Primis, and limited activities of PFH outside of its relationship with Primis at December 31, 2023, a thorough analysis of GAAP requires Primis to consolidate PFH for financial reporting purposes. As a result, all PFH balance sheet and income statement items are reflected in the financial statements of Primis. References to noncontrolling interests reflect the interests in PFH of owners other than Primis. The analysis for consolidation is a highly technical exercise and is required to be evaluated regularly as facts and circumstances change. Management anticipates that the increasing level of activity at PFH will ultimately lead to deconsolidation in subsequent quarters.

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

PFH also elected to reimburse Primis for certain personnel expenses for 2023 to compensate for a profitability target shortfall in the Panacea Financial Division for the 2023 fiscal year as defined in the partnership agreement between PFH and Primis Bank. Total reimbursement was $2.81 million and was reflected in the fourth quarter of 2023. A substantial majority of the loss in noncontrolling interest is primarily attributed to this reimbursement of costs to Primis Bank by PFH.

Financial Highlights

The results of the fourth quarter of 2023 reflected material improvement in operating results across several fronts. Notably, the Company:

•	Increased operating return on average assets(1) to 89 basis points, up from 81 basis points in the third quarter of 2023

•	Generated a margin of 3.36%, up from 3.01% linked quarter. Excluding accounting adjustments from a third-party managed portfolio discussed below, margin for the fourth quarter was 3.09%.

•	Opened over 2,000 new deposit account relationships totaling $75 million with a weighted average cost of only 2.96%.

•	Sold approximately $16 million of loans for gains of approximately $0.3 million and participated out another $15 million to manage balance sheet capacity.

•	Noninterest expense was $29.8 million for the fourth quarter of 2023, compared to $37.1 million for the third quarter of 2023. The fourth quarter of 2023 was by impacted the consolidation of PFH and higher expenses due to a third party managed portfolio while the third quarter of 2023 included a $11.2 million goodwill impairment expense. Excluding these items and nonrecurring expenses, mortgage expenses and unfunded commitment reserve expense, noninterest expense was $18.7 million in the fourth quarter, down from $20.5 million in the third quarter of 2023 on a comparable basis.

•	Maintained peer-group leading liquidity with only $105 million of wholesale funding and $113 million of off-balance sheet funds swept off at December 31, 2023.

•	61% reduction in linked-quarter nonperforming assets to only $7.7 million excluding SBA guarantees

•	Grew all capital ratios including TCE/TA which is now at 7.99%. Leverage ratio increased to 8.93%.

Commenting on the quarterly results, Dennis J. Zember Jr., President and CEO stated, “2023 was a challenging year for the industry and our bank. But through it all, we actually grew revenue by $14 million or 11%. Our work in earlier years positioned us well and allowed us to continue growing loans (by 9.1%) but growing deposits even faster (20.1%). We finished the year with very low NPAs and wholesale borrowings and solid capital levels that we believe can accommodate continued growth at measured levels. Most importantly, we completed a restructuring of the Bank with some branch consolidation that when taken with our other successes points to continued improvement in overall profitability through the coming year.”

Net Interest Income

Net interest income increased approximately $3.1 million to $30.3 million during the fourth quarter compared to the third quarter of 2023 largely due to $2.6 million of accretion in the fourth quarter related to a third-party managed portfolio (largely offset by a comparable amount in noninterest expense) versus $0.3 million in the third quarter of 2023. Excluding this accretion, net interest income increased to $27.7 million in the fourth quarter of 2023 versus $26.8 million linked-quarter. For the year-to-date period in 2023, the Company reported $108 million of net interest income excluding accounting accretion compared to $103 million in 2022, an increase of 4.7%. For the fourth quarter of 2023, the Company reported a net interest margin of 3.36% versus 3.01% for the third quarter of 2023. Excluding accretion, margin increased 10 basis points to 3.09% in the fourth quarter.

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Interest income on earning assets increased during the fourth quarter of 2023 to $54.7 million compared to $50.8 million during the third quarter of 2023. Excluding the accretion described above, interest income increased to $52.1 million in the fourth quarter of 2023 compared to $50.5 million during the third quarter of 2023. Yield on earning assets and loans held for investment were 6.08% and 6.33%, respectively. Excluding accretion, yield on earning assets and loans held for investment were 5.79% and 6.01%, up 22 basis points and 21 basis points, respectively, from the third quarter of 2023.

Interest expense increased $0.7 million to $24.4 million in the fourth quarter of 2023 compared to the third quarter of 2023. Cost of deposits increased 9 basis points to 2.69% in the fourth quarter from 2.60% in the third quarter of 2023. Management continues to leverage the strong liquidity generated by the Bank’s digital platform to conservatively manage the cost of deposits in the core bank. As highlighted by the table below, core bank deposit costs increased 3 basis points to 1.94% in the fourth quarter while the cost of wholesale funding options, using three-month FHLB advance rates as a proxy, were 5.56% on average in the quarter.

	4Q23	3Q23	2Q23	1Q23	4Q22

Core Bank Int. Exp.	$12,125	$12,380	$11,823	$9,343	$5,183
Digital Platform Int. Exp.	$10,162	$9,196	$12,960	$5,701	$127

Core Bank Avg. Noninterest-bearing	$472,630	$471,813	$472,416	$555,771	$648,051
Core Bank Avg. Interest-bearing deposits (IBD)	$2,008,386	$2,099,617	$2,155,212	$2,149,650	$2,027,211
Digital Platform Avg. IBD	$800,963	$723,145	$1,052,603	$481,072	$14,691

Core Bank Cost of IBD	2.40%	2.34%	2.20%	1.76%	1.01%
Core Bank Cost of Deposits	1.94%	1.91%	1.80%	1.40%	0.77%
Digital Platform Cost of IBD	5.03%	5.05%	4.94%	4.81%	3.42%

Avg. 3M FHLB Rate	5.56%	5.54%	5.31%	4.96%	4.40%

Noninterest Income

Noninterest income decreased during the fourth quarter to $9.0 million compared to $9.9 million in the third quarter of 2023. Excluding credit enhancement income from a third-party managed portfolio, noninterest income decreased $2.0 million to $5.9 million in the fourth quarter of 2023, largely due to decreased mortgage banking activity. During the fourth quarter of 2023, the Bank realized $0.3 million of gains associated with the sale of Panacea commercial and consumer loans, down slightly from $0.5 million of gains recognized in the third quarter of 2023.

Noninterest Expense

Noninterest expense was $29.8 million for the fourth quarter of 2023, compared to $37.1 million for the third quarter of 2023. Management considers the core expense burden that adjusts for certain items such as those that are volume dependent (e.g., mortgage banking related) or nonoperational (e.g. accounting accruals for the third-party managed loan portfolio and changes in the reserve for unfunded commitments). The following table illustrates the degree to which the Company has improved its operating expense burden during 2023:

	4Q23	3Q23	4Q22	YTD23	YTD22
Reported Non-Interest Expense	29,836	37,066	29,106	124,868	92,376
Less:
Goodwill Impairment		(11,150)		(11,150)
Mortgage Expenses	(4,785)	(5,108)	(5,357)	(20,152)	(9,361)
Branch Closure and Other Nonrecurring	(643)	(200)	(1,175)	(2,331)	(1,175)
Effect of Consolidating PFH	(2,813)			(2,813)
Effects of Third-Party Managed Portfolio	(2,823)	(337)	(1,369)	(4,548)	(1,369)
Reserve for Unfunded Commitment	(67)	257	(36)	325	(409)
Core Operating Expense Burden	18,705	20,528	21,169	84,199	80,062

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

As noted above, the core expense burden increased $4.1 million or 5.2% during the year. Mr. Zember noted, “The restructuring activities we undertook in the second quarter of 2023 were supplemented in the third and fourth quarter, resulting in a noticeable improvement in expenses. Our run rate on expenses in the fourth quarter mirror levels we experienced in 2022 despite substantially higher revenues and asset levels.”

Taxes

Tax expense for the fourth quarter was $0.4 million versus expense of $1.9 million in the third quarter of 2023. The fourth quarter reflects the recognition of approximately $1.1 million of R&D tax credits the Bank is recovering from development work on the Bank’s digital banking platform over the past three years. The remaining differences are largely due to adjustments to accruals for the 2023 tax year. The Company expects the effective tax rate in 2024 to be approximately 18.5%.

Loan Portfolio and Asset Quality

Loans held for investment increased to $3.21 billion at December 31, 2023, compared to $3.17 billion at September 30, 2023. The Company sold or participated out approximately $31 million of loans in the fourth quarter of 2023. Adjusting for these activities, loans would have increased 2.5% in the fourth quarter of 2023 versus the third quarter of 2023.

Nonperforming assets, excluding portions guaranteed by the SBA, were $7.7 million at December 31, 2023, compared to $19.6 million at September 30, 2023, while loans rated substandard or doubtful decreased to $17.2 million in the fourth quarter of 2023 from $28.8 million in the third quarter of 2023. The decline was largely attributable to one remaining assisted living problem credit outstanding at September 30, 2023 that was resolved in early October. The Bank had no other real estate owned at the end of the fourth quarter of 2023.

The Company recorded a provision for loan losses of $3.1 million for the fourth quarter of 2023 versus $1.6 million for the third quarter of 2023. Of this provision, $3.0 million was due to charge-offs for the loan portfolio with a third-party credit enhancement described previously. This portion of the provision is fully offset by a gain recorded in noninterest income and has no effect on net income. Excluding this provision amount, the provision for loan losses would have been $0.1 million for the fourth quarter of 2023 due lowered modeled losses on certain portfolios, particularly Panacea commercial loans and Life Premium Finance. As a percentage of loans, excluding PPP balances, the allowance for credit losses was 1.06% and 1.13% at the end of the fourth and third quarter of 2023, respectively.

Net charge-offs were $5.0 million for the fourth quarter of 2023, up from $4.3 million for the third quarter of 2023. Excluding the losses that are covered by a third-party, the fourth quarter of 2023 would have experienced $2.0 million of net charge-offs versus $2.2 million of net charge-offs in the third quarter of 2023. Net charge-offs, excluding those losses covered by the third party were $6.5 million, or 0.20%, in 2023 compared to $4.3 million, or 0.16%, in 2022.

Deposits and Funding

Total deposits on the balance sheet at December 31, 2023 decreased to $3.27 billion from $3.29 billion at September 30, 2023 with excess deposits and associated cash balances swept off the balance sheet to optimize liquidity. Swept deposits receive full FDIC coverage, bringing the Bank’s percentage of uninsured or unsecured deposits to 22%. Liquidity sources represent almost 174% of uninsured or unsecured deposits as of December 31, 2023, up substantially from December 31, 2022.

Deposit growth in the Bank continues to benefit from better technology and unique convenience factors. During the fourth quarter, the community bank attracted $58 million in new deposit relationships with a weighted average cost of 2.37%. V1BE, the Bank’s proprietary invitation-only delivery tool, increased total users by 16% during the fourth quarter of 2023, from 1,013 at the end of the third quarter of 2023 to 1,179 at the end of the fourth quarter of 2023.

During the fourth quarter, the Bank opened approximately 1,000 new deposit account on the digital platform with a weighted average cost of 4.94%.  This new customer growth is a direct result of referrals made to us by existing customers with no marketing costs incurred.  At quarter end, the Bank had over 14,000 digital accounts with $910 million in total deposits and average balances of $63 thousand.

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

As of December 31, 2023, the Bank has $75 million of brokered CDs that mature in the middle of 2024 and $30 million of overnight FHLB advances. The Bank has no other wholesale funding and has $113 million of deposits currently sweeping to other banks.

Digital Lines of Business

The Panacea Financial Division continues to experience substantial growth alongside the development of the nationally-recognized Panacea Financial brand. The Panacea Financial Division finished the fourth quarter of 2023 with approximately $322 million in outstanding loans, an increase of $4.1 million from September 30, 2023. As highlighted above, the division sold approximately $16 million of loans in the fourth quarter of 2023 for a pre-tax gain of $0.3 million.

Panacea-related customer deposits increased to $56 million at December 31, 2023, up 5% from September 30, 2023 and a higher growth rate than the growth in loans for the fourth quarter of 2023. Coupled with loan sales, the Panacea Financial Division is expected to continue increasing the amount with which it self-funds its balance sheet.

The Life Premium Finance (“LPF”) division ended the fourth quarter of 2023 with outstanding balances, net of deferred fees, of $382 million, compared to $361 million at the end of the third quarter of 2023, or an increase of 5.9%. LPF also participated out approximately $15 million of loans in the fourth quarter.

Primis Mortgage had a pre-tax loss of $733 thousand in the fourth quarter due to the expected seasonal slowdown in mortgage activity and increased hedging costs due to the rate volatility in the quarter. Primis Mortgage continues to aggressively manage costs to preserve profitability in a lower volume environment. The locked loan pipeline decreased at the end of the fourth quarter of 2023 to $23.1 million from $41.6 million at the end of the third quarter of 2023. Activity has increased as expected through January 2024 and the Company expects continued growth in production and profitability throughout 2024.

Shareholders’ Equity

Book value per common share as of December 31, 2023 was $16.09, an increase of $0.60 from September 30, 2023. Tangible book value per common share(1) at the end of the fourth quarter of 2023 was $12.23, an increase of $0.61 from September 30, 2023.  Common shareholders’ equity was $397 million, or 10.25% of total assets, at December 31, 2023. Tangible common equity(1) at December 31, 2023 was $302 million, or 7.99% of tangible assets(1).  After-tax unrealized losses on the Company’s available-for-sale securities portfolio decreased by $8.7 million to $21.8 million due to decreases in market interest rates during the fourth quarter of 2023. The Company has the intent and ability to hold these securities until maturity or recovery of the value and does not anticipate realizing any losses on the investments.

The Board of Directors declared a dividend of $0.10 per share payable on February 23, 2024 to shareholders of record on February 9, 2024. This is Primis’ forty-ninth consecutive quarterly dividend.

About Primis Financial Corp.

As of December 31, 2023, Primis had $3.9 billion in total assets, $3.2 billion in total loans and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results on Friday, January 26, 2024 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/441718411. Participants may also call 1-888-330-3573 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4440924.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, including the current Ukraine/Russia conflict and Israel/Hamas conflict, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Primis Financial Corp.

Financial Highlights (unaudited)

(Dollars in thousands, except per share data)

	For Three Months Ended:					Variance - 4Q 2023 vs.				For Twelve Months Ended:		Variance
Selected Performance Ratios:	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2023		4Q 2022		4Q 2023	4Q 2022	YTD
Return on average assets	0.84%	(0.36)%	(0.03)%	0.58%	0.35%	120	bps	49	bps	0.25%	0.53%	(28	)bps
Operating return on average assets(1)	0.89%	0.81%	0.08%	0.58%	0.08%	8		81		0.58%	0.50%	8
Pre-tax pre-provision return on average assets(1)	1.22%	(0.03)%	0.36%	1.27%	1.32%	124		(11)		0.70%	1.02%	(32)
Pre-tax pre-provision operating return on average assets(1)	1.29%	1.14%	0.50%	1.27%	0.98%	16		31		1.04%	0.89%	15
Return on average common equity	8.37%	(3.54)%	(0.27)%	5.64%	3.04%	1,191		533		2.51%	4.35%	(184)
Operating return on average common equity(1)	8.89%	7.80%	0.90%	5.64%	0.71%	109		818		5.79%	4.10%	168
Operating return on average tangible common equity(1)	11.82%	10.69%	1.23%	7.69%	0.98%	114		1,084		7.86%	5.59%	227
Cost of funds	2.85%	2.75%	2.83%	2.20%	1.19%	9		165		2.66%	0.75%	191
Net interest margin	3.36%	3.01%	2.64%	3.15%	3.67%	36		(31)		3.03%	3.39%	(35)
Core net interest margin(1)	3.36%	3.01%	2.64%	3.15%	3.68%	35		(32)		3.03%	3.40%	(36)
Gross loans to deposits	98.28%	96.13%	96.30%	83.39%	108.24%	2	pts	(10	)pts	98.28%	108.24%	(10	)pts
Efficiency ratio	76.04%	99.97%	88.42%	69.26%	71.82%	(24)		422		83.00%	73.50%	950
Operating efficiency ratio(1)	74.40%	69.36%	84.11%	69.26%	76.77%	5		(237)		74.04%	75.66%	(163)

Per Common Share Data:
Earnings per common share - Basic	$0.33	$(0.14)	$(0.01)	$0.23	$0.12	(330.29)%		166.68%		$0.40	$0.71	(43.54)%
Operating earnings per common share - Basic(1)	$0.35	$0.32	$0.04	$0.23	$0.03	10.84		1,109.37		$0.93	$0.67	37.84
Earnings per common share - Diluted	$0.33	$(0.14)	$(0.01)	$0.23	$0.12	(329.92)		167.16		$0.40	$0.71	(43.40)
Operating earnings per common share - Diluted(1)	$0.35	$0.32	$0.04	$0.23	$0.03	10.66		1,111.55		$0.93	$0.67	38.18
Book value per common share	$16.09	$15.49	$15.91	$16.13	$15.90	3.85		1.21		$16.09	$15.90	1.21
Tangible book value per common share(1)	$12.23	$11.62	$11.57	$11.77	$11.53	5.26		6.06		$12.23	$11.53	6.06
Cash dividend per common share	$0.10	$0.10	$0.10	$0.10	$0.10	-		-		$0.40	$0.40	-
Weighted average shares outstanding - Basic	24,647,728	24,641,981	24,638,505	24,625,943	24,601,108	0.02		0.19		24,638,609	24,561,483	0.31
Weighted average shares outstanding - Diluted	24,687,993	24,641,981	24,638,505	24,685,206	24,685,663	0.19		0.01		24,686,289	24,668,838	0.07
Shares outstanding at end of period	24,693,172	24,686,764	24,690,064	24,685,064	24,680,097	0.03%		0.05%		24,693,172	24,680,097	0.05%

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.20%	0.51%	0.64%	0.78%	0.98%	(31	)bps	(78	)bps	0.20%	0.98%	(78	)bps
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.61%	0.53%	0.20%	0.53%	0.74%	8		(13)		0.47%	0.23%	24
Core net charge-offs (recoveries) as a percent of average loans (annualized)(2)	0.24%	0.27%	0.02%	0.28%	0.53%	(3)		(29)		0.20%	0.16%	4
Allowance for credit losses to total loans	1.06%	1.13%	1.21%	1.17%	1.17%	(7)		(11)		1.06%	1.17%	(11)

Capital Ratios:
Common equity to assets	10.25%	9.98%	10.15%	9.43%	10.99%	27	bps	(74	)bps
Tangible common equity to tangible assets(1)	7.99%	7.67%	7.59%	7.06%	8.22%	31		(23)
Leverage ratio(3)	8.93%	8.78%	8.14%	8.59%	9.48%	15		(55)
Common equity tier 1 capital ratio(3)	10.00%	9.64%	9.38%	10.04%	10.54%	36		(54)
Tier 1 risk-based capital ratio(3)	10.31%	9.94%	9.68%	10.36%	10.88%	37		(57)
Total risk-based capital ratio(3)	13.75%	13.37%	13.16%	14.20%	14.80%	38		(105)

(1) See Reconciliation of Non-GAAP financial measures.

(2) Excludes third-party charge-offs.

(3) December 31, 2023 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.
(Dollars in thousands)
Condensed Consolidated Balance Sheets (unaudited)

	As Of :					Variance - 4Q 2023 vs.
	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2023	4Q 2022
Assets
Cash and cash equivalents	$77,553	$93,865	$100,868	$607,125	$77,859	(17.38)%	(0.39)%
Investment securities-available for sale	228,420	216,875	223,087	231,468	236,315	5.32	(3.34)
Investment securities-held to maturity	11,650	11,975	12,378	13,115	13,520	(2.71)	(13.83)
Loans held for sale	57,691	66,266	57,704	42,011	27,626	(12.94)	108.83
Loans receivable, net of deferred fees	3,213,805	3,165,830	3,194,352	3,058,772	2,946,637	1.52	9.07
Allowance for credit losses	(34,040)	(35,861)	(38,544)	(35,847)	(34,544)	(5.08)	(1.46)
Net loans	3,179,765	3,129,969	3,155,807	3,022,925	2,912,093	1.59	9.19
Stock in Federal Reserve Bank and Federal Home Loan Bank	14,246	12,796	12,083	12,083	25,815	11.33	(44.82)
Bank premises and equipment, net	20,611	24,878	25,298	25,136	25,257	(17.15)	(18.39)
Operating lease right-of-use assets	10,646	11,402	10,707	9,352	5,335	(6.63)	99.55
Goodwill and other intangible assets	95,417	95,741	107,215	107,539	107,863	(0.34)	(11.54)
Assets held for sale, net	6,735	3,115	3,115	3,115	3,115	116.21	116.21
Bank-owned life insurance	67,588	67,176	67,985	67,591	67,201	0.61	0.58
Other real estate owned	-	-	-	-	-	-	-
Deferred tax assets, net	19,585	22,565	20,513	18,924	18,289	(13.21)	7.09
Other assets	86,167	76,478	71,925	59,792	49,211	12.67	75.10
Total assets	$3,876,074	$3,833,101	$3,868,685	$4,220,176	$3,569,499	1.12%	8.59%

Liabilities and stockholders' equity
Demand deposits	$472,941	$490,719	$480,832	$497,531	$582,556	(3.62)%	(18.82)%
NOW accounts	773,028	803,276	817,725	835,348	617,687	(3.77)	25.15
Money market accounts	794,530	800,951	850,359	865,115	811,365	(0.80)	(2.07)
Savings accounts	783,758	746,608	696,750	971,439	245,713	4.98	218.97
Time deposits	445,898	451,850	471,330	498,564	465,057	(1.32)	(4.12)
Total deposits	3,270,155	3,293,404	3,316,996	3,667,997	2,722,378	(0.71)	20.12
Securities sold under agreements to repurchase - short term	3,044	3,838	3,921	4,346	6,445	(20.69)	(52.77)
Federal Home Loan Bank advances	30,000	-	-	-	325,000	100.00	(90.77)
Secured borrowings	20,332	19,702	20,604	17,169	-	-	100.00
Subordinated debt and notes	95,595	95,524	95,453	95,382	95,312	0.07	0.30
Operating lease liabilities	11,686	12,347	11,546	9,799	5,767	(5.35)	102.64
Other liabilities	26,500	25,797	27,371	27,418	22,232	2.73	19.20
Total liabilities	3,457,312	3,450,612	3,475,891	3,822,111	3,177,134	0.19	8.82
Total Primis common stockholders' equity	397,330	382,487	392,795	398,064	392,365	3.88	1.27
Noncontrolling interest	21,432	-	-	-	-	100.00	100.00
Total stockholders' equity	418,762	382,487	392,795	398,064	392,365	9.48	6.73
Total liabilities and stockholders' equity	$3,876,074	$3,833,100	$3,868,686	$4,220,176	$3,569,499	1.12%	8.59%

Tangible common equity(1)	$301,913	$286,746	$285,580	$290,525	$284,502	5.29%	6.12%

Primis Financial Corp.
(Dollars in thousands)

Condensed Consolidated Statement of Operations (unaudited)

	For Three Months Ended:					Variance - 4Q 2023 vs.		For Twelve Months Ended:		Variance
	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2023	4Q 2022	4Q 2023	4Q 2022	YTD
Interest and dividend income	$54,661	$50,808	$53,029	$47,395	$38,595	7.58%	41.63%	$205,893	$125,945	63.48%
Interest expense	24,405	23,672	26,794	18,902	9,058	3.09	169.43	93,774	21,587	NM
Net interest income	30,256	27,136	26,235	28,493	29,537	11.50	2.43	112,119	104,358	7.44
Provision for credit losses	3,141	1,612	4,312	5,307	7,860	94.86	(60.04)	14,371	11,271	27.51
Net interest income after provision for credit losses	27,115	25,524	21,923	23,186	21,677	6.23	25.09	97,748	93,087	5.01
Account maintenance and deposit service fees	1,578	1,503	1,430	1,216	1,427	4.99	10.58	5,727	5,745	(0.31)
Income from bank-owned life insurance	420	787	394	420	847	(46.63)	(50.41)	2,021	1,994	1.35
Mortgage banking income	3,210	4,922	5,198	4,315	2,264	(34.78)	41.78	17,645	5,054	249.13
Gain on sale of loans	290	451	-	52	-	(35.76)	-	793	-	100.00
Credit enhancement income	3,124	2,047	1,152	4,886	1,822	52.61	71.46	11,209	3,042	100.00
Gain on sale of other investment	190	-	-	-	4,411	-	(95.69)	190	4,411	(95.69)
Other	168	232	130	217	217	(27.59)	(22.58)	747	1,082	(30.96)
Noninterest income	8,980	9,942	8,304	11,106	10,988	(9.68)	(18.27)	38,332	21,328	79.73
Employee compensation and benefits	14,645	13,809	15,283	15,028	16,213	6.05	(9.67)	58,765	49,005	19.92
Occupancy and equipment expenses	2,982	3,170	3,445	3,022	2,899	(5.93)	2.86	12,619	10,859	16.21
Amortization of intangible assets	317	317	318	317	317	-	-	1,269	1,325	(4.23)
Goodwill impairment	-	11,150	-	-	-	(100.00)	-	11,150	-	100.00
Virginia franchise tax expense	849	849	848	849	814	-	4.30	3,395	3,254	4.33
Data processing expense	2,217	2,250	2,828	2,251	1,702	(1.47)	30.26	9,546	6,013	58.76
Marketing expense	352	377	521	569	933	(6.63)	(62.27)	1,819	3,067	(40.69)
Telecommunication and communication expense	358	356	416	377	343	0.56	4.37	1,507	1,433	5.16
Net (gain) loss on other real estate owned	-	-	-	-	131	-	(100.00)	-	72	(100.00)
Loss (gain) on bank premises and equipment	478	(2)	-	-	-	NM	100.00	476	684	(30.41)
Professional fees	1,586	1,118	1,075	862	1,605	41.86	(1.18)	4,641	4,787	(3.05)
Credit enhancement costs	2,823	337	515	873	1,369	737.69	106.21	4,548	1,369	100.00
Other expenses	3,229	3,335	5,291	3,277	2,780	(3.19)	16.14	15,132	10,508	44.01
Noninterest expense	29,836	37,066	30,540	27,425	29,106	(19.51)	2.51	124,868	92,376	35.17
Income (loss) before income taxes	6,259	(1,600)	(313)	6,866	3,559	NM	75.87	11,212	22,039	(49.13)
Income tax expense (benefit)	418	1,925	(46)	1,254	519	(78.29)	(19.51)	3,552	4,490	(20.89)
Net Income (loss)	5,841	(3,526)	(268)	5,612	3,040	(265.68)	92.17	7,660	17,549	(56.35)
Noncontrolling interest	$2,280	-	-	-	-	100.00	100.00	2,280	-	100.00
Net income (loss) attributable to Primis' common shareholders	$8,121	$(3,526)	$(268)	$5,612	$3,040	(330.35)	167.18	$9,940	$17,549	(43.36)

Primis Financial Corp.

(Dollars in thousands)

	As Of:					Variance - 4Q 2023 vs.
Loan Portfolio Composition	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2023	4Q 2022
Loans held for sale	$57,691	$66,266	$57,704	$42,011	$27,626	(12.94)%	108.83%
Loans secured by real estate:
Commercial real estate - owner occupied	456,283	439,627	455,252	465,072	461,126	3.79	(1.05)
Commercial real estate - non-owner occupied	579,960	578,261	597,254	577,481	581,168	0.29	(0.21)
Secured by farmland	6,339	6,381	6,577	6,258	7,290	(0.66)	(13.05)
Construction and land development	164,808	172,071	175,141	151,950	148,762	(4.22)	10.79
Residential 1-4 family	607,029	601,198	592,756	607,118	610,919	0.97	(0.64)
Multi-family residential	127,857	129,586	133,754	139,978	140,321	(1.33)	(8.88)
Home equity lines of credit	59,670	59,996	62,808	64,606	65,152	(0.54)	(8.41)
Total real estate loans	2,001,946	1,987,120	2,023,542	2,012,463	2,014,738	0.75	(0.63)

Commercial loans	603,862	607,142	599,527	558,454	522,057	(0.54)	15.67
Paycheck Protection Program loans	2,023	2,105	2,143	2,603	4,564	(3.90)	(55.67)
Consumer loans	605,974	569,463	569,139	485,252	405,278	6.41	49.52
Loans receivable, net of deferred fees	$3,213,805	$3,165,830	$3,194,352	$3,058,772	$2,946,637	1.52%	9.07%

Loans by Risk Grade:
Pass, not graded	$-	$-	$-	$-	$-	-%	-%
Pass Grade 1 - Highest Quality	875	851	743	607	600	2.82	45.83
Pass Grade 2 - Good Quality	405,019	383,306	367,950	253,665	209,605	5.66	93.23
Pass Grade 3 - Satisfactory Quality	1,626,380	1,609,924	1,624,626	1,596,091	1,590,765	1.02	2.24
Pass Grade 4 - Pass	1,149,362	1,109,638	1,134,932	1,140,632	1,072,352	3.58	7.18
Pass Grade 5 - Special Mention	14,930	33,299	32,383	28,273	32,278	(55.16)	(53.75)
Grade 6 - Substandard	17,239	28,812	33,718	39,504	41,037	(40.17)	(57.99)
Grade 7 - Doubtful	-	-	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$3,213,805	$3,165,830	$3,194,352	$3,058,772	$2,946,637	1.52%	9.07%

(Dollars in thousands)	As Of or For Three Months Ended:
Asset Quality Information	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022
Allowance for Credit Losses:
Balance at beginning of period	$(35,861)	$(38,544)	$(35,847)	$(34,544)	$(31,956)
Provision for for credit losses	(3,141)	(1,612)	(4,312)	(5,307)	(7,860)
Net charge-offs	4,962	4,295	1,614	4,004	5,272
Ending balance	$(34,040)	$(35,861)	$(38,544)	$(35,847)	$(34,544)

Reserve for Unfunded Commitments:
Balance at beginning of period	$(1,024)	$(1,281)	$(1,527)	$(1,416)	$(1,380)
(Expense for) / recovery of unfunded loan commitment reserve	(67)	257	246	(111)	(36)
Total Reserve for Unfunded Commitments	$(1,091)	$(1,024)	$(1,281)	$(1,527)	$(1,416)

	As Of:					Variance - 4Q 2023 vs.
Non-Performing Assets:	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2023	4Q 2022
Nonaccrual loans	$9,095	$20,171	$25,290	$33,397	$35,484	(54.91)%	(74.37)%
Accruing loans delinquent 90 days or more	1,714	1,714	1,714	1,625	3,361	-	(49.00)
Total non-performing loans	10,809	21,885	27,004	35,022	38,845	(50.61)	(72.17)
Other real estate owned	-	-	-	-	-	-	-
Total non-performing assets	$10,809	$21,885	$27,004	$35,022	$38,845	(50.61)	(72.17)
SBA guaranteed portion of non-performing loans	$3,115	$2,290	$2,331	$2,206	$3,969	36.03	(21.52)

Primis Financial Corp.

(Dollars in thousands)

	For Three Months Ended:					Variance - 4Q 2023 vs.				For Twelve Months Ended:		Variance
Average Balance Sheet	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2023		4Q 2022		4Q 2023	4Q 2022	YTD
Assets
Loans held for sale	$48,380	$55,775	$48,698	$25,346	$22,413	(13.26)%		115.86%		$44,643	$12,722	250.91%
Loans, net of deferred fees	3,212,140	3,195,417	3,122,660	3,007,005	2,822,693	0.52		13.80		3,133,883	2,590,602	20.97
Investment securities	228,335	234,601	240,700	246,402	253,345	(2.67)		(9.87)		237,452	278,162	(14.64)
Other earning assets	79,925	93,159	568,251	388,327	92,604	(14.21)		(13.69)		281,052	200,828	39.95
Total earning assets	3,568,780	3,578,952	3,980,309	3,667,080	3,191,055	(0.28)		11.84		3,697,030	3,082,314	19.94
Other assets	264,573	267,527	258,528	253,734	246,754	(1.10)		7.22		261,834	234,286	11.76
Total assets	$3,833,353	$3,846,480	$4,238,836	$3,920,814	$3,437,809	(0.34)%		11.51%		$3,958,864	$3,316,600	19.37%

Liabilities and equity
Demand deposits	$473,750	$472,485	$473,295	$556,479	$648,151	0.27%		(26.91)%		$495,105	$614,285	(19.40)%
Interest-bearing liabilities:
NOW and other demand accounts	782,305	806,339	826,598	722,584	624,868	(2.98)		25.20		784,680	698,907	12.27
Money market accounts	790,971	850,892	858,532	824,541	805,303	(7.04)		(1.78)		831,196	807,330	2.96
Savings accounts	783,432	703,809	1,026,085	593,823	232,543	11.31		236.90		777,143	224,682	245.89
Time deposits	451,521	460,961	495,721	489,066	379,088	(2.05)		19.11		474,178	350,720	35.20
Total Deposits	3,281,979	3,294,486	3,680,231	3,186,493	2,689,953	(0.38)		22.01		3,362,302	2,695,924	24.72
Borrowings	120,913	118,806	120,398	302,115	325,100	1.77		(62.81)		164,488	193,050	(14.80)
Total Funding	3,402,892	3,413,292	3,800,629	3,488,608	3,015,053	(0.30)		12.86		3,526,790	2,888,974	22.08
Other Liabilities	38,390	37,743	37,274	28,613	26,318	1.72		45.87		35,530	23,825	49.13
Total liabilites	3,441,282	3,451,035	3,837,903	3,517,221	3,041,371	(0.28)		13.15		3,562,320	2,912,799	22.30
Primis common stockholders' equity	384,849	395,445	400,933	403,593	396,438	(2.68)		(2.92)		395,957	403,801	(1.94)
Noncontrolling interest	7,222	—	-	-	-	100.00		100.00		587	-	100.00
Total stockholders' equity	392,071	395,445	400,933	403,593	396,438	(0.85)		(1.10)		396,544	403,801	(1.80)
Total liabilities and stockholders' equity	$3,833,353	$3,846,480	$4,238,836	$3,920,814	$3,437,809	(0.34)%		11.51%		$3,958,864	$3,316,600	19.37%

Memo: Average PPP loans	$2,081	$2,126	$2,407	$3,001	$5,926	(2.12)%		(64.88)%		$2,400	$23,152	(89.63)%

Net Interest Income
Loans held for sale	$842	$873	$700	$391	$349	(3.55)%		141.26%		$2,806	$705	298.01%
Loans	51,220	47,220	43,620	41,196	35,841	8.47		42.91		183,256	117,033	56.58
Investment securities	1,646	1,593	1,551	1,584	1,571	3.33		4.77		6,374	5,964	6.87
Other earning assets	953	1,122	7,158	4,224	834	(15.06)		14.27		13,457	2,243	NM
Total Earning Assets Income	54,661	50,808	53,029	47,395	38,595	7.58		41.63		205,893	125,945	63.48

Non-interest bearing DDA	-	-	-	-	-	-		-		-	-	-
NOW and other interest-bearing demand accounts	4,334	4,460	4,343	2,267	544	(2.83)		NM		15,404	2,303	NM
Money market accounts	6,129	6,555	6,231	4,801	2,894	(6.50)		111.78		23,717	6,357	273.08
Savings accounts	7,860	6,760	10,405	4,750	305	16.27		NM		29,774	737	NM
Time deposits	3,964	3,801	3,804	3,226	1,567	4.29		152.97		14,795	3,884	280.92
Total Deposit Costs	22,287	21,576	24,783	15,044	5,310	3.30		NM		83,690	13,281	NM

Borrowings	2,118	2,096	2,011	3,858	3,748	1.03		(43.49)		10,084	8,306	21.41
Total Funding Costs	24,405	23,672	26,794	18,902	9,058	3.09		169.43		93,774	21,587	NM

Net Interest Income	$30,256	$27,136	$26,235	$28,493	$29,537	11.50%		2.43%		$112,119	$104,358	7.44%

Memo: SBA PPP loan interest and fee income	$5	$5	$6	$3	$14	-%		(64.29)%		$19	$533	(96.44)%
Memo: SBA PPP loan funding costs	$2	$2	$2	$3	$5	-%		(60.00)%		$9	$81	(88.89)%

Net Interest Margin
Loans held for sale	6.90%	6.21%	5.77%	6.26%	6.18%	69	bps	72	bps	6.29%	5.54%	75	bps
Loans	6.33%	5.86%	5.60%	5.56%	5.04%	46		129		5.85%	4.52%	133
Investments	2.86%	2.69%	2.58%	2.61%	2.46%	17		40		2.68%	2.14%	54
Other Earning Assets	4.73%	4.78%	5.05%	4.41%	3.57%	(5)		116		4.79%	1.12%	367
Total Earning Assets	6.08%	5.63%	5.34%	5.24%	4.80%	44		128		5.57%	4.09%	148

NOW	2.20%	2.19%	2.11%	1.27%	0.35%	1		185		1.96%	0.33%	163
MMDA	3.07%	3.06%	2.91%	2.36%	1.43%	1		164		2.85%	0.79%	206
Savings	3.98%	3.81%	4.07%	3.24%	0.52%	17		346		3.83%	0.33%	350
CDs	3.48%	3.27%	3.08%	2.68%	1.64%	21		184		3.12%	1.11%	201
Cost of Interest Bearing Deposits	3.15%	3.03%	3.10%	2.32%	1.03%	12		212		2.92%	0.64%	228
Cost of Deposits	2.69%	2.60%	2.70%	1.91%	0.78%	9		191		2.49%	0.49%	200

Other Funding	6.95%	7.00%	6.70%	5.18%	4.57%	(5)		238		6.13%	4.30%	183
Total Cost of Funds	2.85%	2.75%	2.83%	2.20%	1.19%	9		165		2.66%	0.75%	191

Net Interest Margin	3.36%	3.01%	2.64%	3.15%	3.67%	36		(31)		3.03%	3.39%	(35)
Net Interest Spread	2.77%	2.46%	2.12%	2.63%	3.28%	31		(51)		2.48%	3.14%	(66)

Memo: Excluding SBA PPP loans
Loans	6.33%	5.87%	5.61%	5.56%	5.05%	46	bps	128	bps	5.85%	4.54%	131	bps
Total Earning Assets	6.08%	5.64%	5.35%	5.25%	4.81%	44		127		5.57%	4.10%	147
Net Interest Margin*	3.36%	3.01%	2.64%	3.15%	3.68%	35		(32)		3.03%	3.40%	(36)

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods

The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands, except per share data)

	For Three Months Ended:					For Twelve Months Ended:
Reconciliation of Non-GAAP items:	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	4Q 2023	4Q 2022
Net income (loss) attributable to Primis' common shareholders	$8,121	$(3,526)	$(268)	$5,612	$3,040	$9,940	$17,549
Non-GAAP adjustments to Net Income:
Branch Consolidation / Other restructuring	449	-	1,488	-	1,175	1,937	2,384
Professional fee expenses related to Panacea investment	194	-	-	-	-	194
Gain on sale of Infinex investment	-	-	-	-	(4,144)	-	(4,144)
Merger expenses	-	-	-	-	-	-	516
Goodwill impairment	-	11,150	-	-	-	11,150	-
Loan officer fraud, operational losses	-	200	-	-	-	200	-
Income tax effect	(139)	(44)	(321)	-	641	(504)	269
Net income (loss) attributable to Primis' common shareholders adjusted for nonrecurring income and expenses	$8,625	$7,780	$899	$5,612	$712	$22,917	$16,574

Net income (loss) attributable to Primis' common shareholders	$8,121	$(3,526)	$(268)	$5,612	$3,040	$9,940	$17,549
Income tax expense (benefit)	418	1,925	(46)	1,254	519	3,552	4,490
Provision for credit losses (incl. unfunded commitment expense)	3,208	1,355	4,066	5,418	7,896	14,046	11,710
Pre-tax pre-provision earnings	$11,747	$(246)	$3,752	$12,284	$11,455	$27,538	$33,749
Effect of adjustment for nonrecurring income and expenses	643	11,350	1,488	-	(2,969)	13,481	(4,286)
Pre-tax pre-provision operating earnings	$12,390	$11,104	$5,240	$12,284	$8,486	$41,019	$29,463

Return on average assets	0.84%	(0.36)%	(0.03)%	0.58%	0.35%	0.25%	0.53%
Effect of adjustment for nonrecurring income and expenses	0.05%	1.17%	0.11%	0.00%	(0.27)%	0.33%	(0.03)%
Operating return on average assets	0.89%	0.81%	0.08%	0.58%	0.08%	0.58%	0.50%

Return on average assets	0.84%	(0.36)%	(0.03)%	0.58%	0.35%	0.25%	0.53%
Effect of tax expense	0.04%	0.20%	(0.00)%	0.13%	0.06%	0.09%	0.14%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.34%	0.13%	0.39%	0.56%	0.91%	0.36%	0.35%
Pre-tax pre-provision return on average assets	1.22%	(0.03)%	0.36%	1.27%	1.32%	0.70%	1.02%
Effect of adjustment for nonrecurring income and expenses and expenses	0.07%	1.17%	0.14%	0.00%	(0.34)%	0.34%	(0.13)%
Pre-tax pre-provision operating return on average assets	1.29%	1.14%	0.50%	1.27%	0.98%	1.04%	0.89%

Return on average common equity	8.37%	(3.54)%	(0.27)%	5.64%	3.04%	2.51%	4.35%
Effect of adjustment for nonrecurring income and expenses	0.52%	11.34%	1.17%	0.00%	(2.33)%	3.28%	(0.25)%
Operating return on average common equity	8.89%	7.80%	0.90%	5.64%	0.71%	5.79%	4.10%
Effect of goodwill and other intangible assets	2.93%	2.89%	0.33%	2.05%	0.27%	2.07%	1.49%
Operating return on average tangible common equity	11.82%	10.69%	1.23%	7.69%	0.98%	7.86%	5.59%

Efficiency ratio	76.04%	99.97%	88.42%	69.26%	71.82%	83.00%	73.50%
Effect of adjustment for nonrecurring income and expenses	(1.64)%	(30.61)%	(4.31)%	0.00%	4.95%	(8.96)%	2.16%
Operating efficiency ratio	74.40%	69.36%	84.11%	69.26%	76.77%	74.04%	75.66%

Earnings per common share - Basic	$0.33	$(0.14)	$(0.01)	$0.23	$0.12	$0.40	$0.71
Effect of adjustment for nonrecurring income and expenses	0.02	0.46	0.05	-	(0.09)	0.53	(0.04)
Operating earnings per common share - Basic	$0.35	$0.32	$0.04	$0.23	$0.03	$0.93	$0.67

Earnings per common share - Diluted	$0.33	$(0.14)	$(0.01)	$0.23	$0.12	$0.40	$0.71
Effect of adjustment for nonrecurring income and expenses	0.02	0.46	0.05	-	(0.09)	0.53	(0.04)
Operating earnings per common share - Diluted	$0.35	$0.32	$0.04	$0.23	$0.03	$0.93	$0.67

Book value per common share	$16.09	$15.49	$15.91	$16.13	$15.90	$16.09	$15.90
Effect of goodwill and other intangible assets	(3.86)	(3.87)	(4.34)	(4.36)	(4.37)	(3.86)	(4.37)
Tangible book value per common share	$12.23	$11.62	$11.57	$11.77	$11.53	$12.23	$11.53

Total Primis common stockholders' equity	$397,330	$382,487	$392,795	$398,064	$392,365	$397,330	$392,365
Less goodwill and other intangible assets	(95,417)	(95,741)	(107,215)	(107,539)	(107,863)	(95,417)	(107,863)
Tangible common equity	$301,913	$286,746	$285,580	$290,525	$284,502	$301,913	$284,502

Common equity to assets	10.25%	9.98%	10.15%	9.43%	10.99%	10.25%	10.99%
Effect of goodwill and other intangible assets	(2.26)%	(2.31)%	(2.56)%	(2.37)%	(2.77)%	(2.27)%	(2.77)%
Tangible common equity to tangible assets	7.99%	7.67%	7.59%	7.06%	8.22%	7.99%	8.22%

Net interest margin	3.36%	3.01%	2.64%	3.15%	3.67%	3.03%	3.39%
Effect of adjustments for PPP associated balances*	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%
Core net interest margin	3.36%	3.01%	2.64%	3.15%	3.68%	3.03%	3.40%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods